Exhibit 99.1

UK Header: EXECUTIVE CHANGES AND STRATEGY UPDATE

VAALCO BOARD MEMBER GEORGE MAXWELL NAMED CHIEF EXECUTIVE OFFICER AND COMPANY UPDATES STRATEGIC FOCUS

HOUSTON – April 12, 2021 – VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (“VAALCO” or the “Company”) today announced that its Board of Directors has named George Maxwell as Chief Executive Officer effective April 12, 2021. Mr. Maxwell, who has been a Non-Executive Director of the Company since June 2020 and resides in the U.K., will continue to serve as a member of the Board. Cary Bounds who has served as Chief Executive Officer since 2016 will leave VAALCO to pursue other interests. The Company also provided details on its newly updated forward strategy.

The Company’s stated goal is to continue to be one of the leading independent exploration and production companies in West Africa, with a strategy of achieving significant shareholder returns by maximizing the value of, and free cash flow from, its existing resources, coupled with highly accretive inorganic growth opportunities. The Board believes that Mr. Maxwell’s recent achievement of founding, building, and selling a successful African energy company, as well as his significant experience serving in executive leadership positions, a proven track record in M&A and strong ties to the European, American and African capital market communities will complement and accelerate the Company’s ability to achieve this strategy.

The Board believes that enhancing the Company’s corporate presence in London, the primary financial and advisory hub for African energy companies, will augment the experience within VAALCO’s leadership and complement the Company’s supportive equity shareholder base in the U.S. With a majority of transactions for North Africa and Sub-Saharan Africa energy companies taking place within the European financial markets, and a large part of the Company’s peer group active within this environment, it is strategically important to have an enhanced presence within this market environment.

Further to VAALCO’s successful dual listing on the London Stock Exchange, the Company intends to open a business development office in London and appoint a permanent Chief Financial Officer who will be based in this new London office. Mr. Maxwell expects to split his time equally between Houston and London. The VAALCO executive leadership team intends to maintain its strong relationship with the Gabonese government.

Andrew Fawthrop, VAALCO’s Chairman of the Board, commented, “We are excited to begin the next chapter of VAALCO’s 35-year history with our decision to increase our presence in the U.K. and international markets, a move that we believe will support VAALCO’s ambition to maximise shareholder returns. We are very fortunate to have George Maxwell serve as our new CEO as he has significant experience serving in executive leadership positions, a proven track record in corporate and M&A activities and strong ties to the London investment community. He has gotten to know our Company well since joining our Board in June of last year and can therefore ensure a smooth transition of leadership. He has provided invaluable insight and his knowledge of the international energy and capital markets have made him an important resource for us and we look forward to his leadership as our new CEO.”

Mr. Fawthrop continued, “We would like to thank Cary for his dedication and valued years of service to VAALCO. Cary guided VAALCO through some very challenging periods for the industry and helped the Company emerge stronger. He oversaw the highly successful 2019/2020 drilling program and the very accretive Sasol acquisition, the combination of which has grown production and reserves considerably and positioned VAALCO for significant cash flow in 2021. We wish Cary the best in the next phase of his career.”

George Maxwell commented, “I’m excited by this opportunity to build on a successful foundation and lead the existing teams to grow the Company to the next level. The positions we have in Gabon and Equatorial Guinea provide exciting development opportunities to enhance our business and provide a strong platform for investors.

In this current and future market environment, I believe it is paramount that businesses are sustainable in order to provide benefits to all stakeholders, with a focus on growth and investor returns. This is one of the guiding principles I successfully applied in my previous executive role and I believe VAALCO is in an excellent position to ultimately achieve this. VAALCO has adopted share repurchase programs in the past as a way to return value to our shareholders and we will consider similar programs in the future as well as potential dividends to complement our growth strategy.

I remain wholly committed to our roots and investor base in the U.S., and believe that our expanded presence in the U.K. financial and advisory markets maximizes opportunities for us to achieve our stated strategy.”

About George Maxwell

George Maxwell joined VAALCO’s Board in June 2020 and has over 25 years of experience in the oil and gas industry, including in both the producing and service/manufacturing arenas. Mr. Maxwell founded Eland Oil & Gas Plc. in 2009 and served as the company’s Chief Executive Officer from September 2014 to December 2019, Chief Financial Officer from 2010 to 2014, and as a member of the Board of Directors from 2009 to 2019, until the company was acquired by Seplat Petroleum Development Company Plc for a value in excess of $500 million, in December 2019. Prior to founding Eland, Mr. Maxwell served as the business development manager for Addax Petroleum and, prior to this, commercial manager in Geneva. Mr. Maxwell joined Addax Petroleum in 2004 and held the general manager position in Nigeria, where he was responsible for finance and fiscal and commercial activities. Prior to this, Mr. Maxwell worked with ABB

Oil & Gas as vice president of finance based in the U.K. with responsibilities for Europe and Africa. He held a similar position in Houston, from where the organization ran its operations in ten countries. Mr. Maxwell also serves as a non-executive director on the board of LEKOIL PLC, a publicly traded Africa-focused exploration and production company with interests in Nigeria and Namibia, but plans to step down from this position to focus on his role at VAALCO.

Mr. Maxwell graduated from Robert Gordon University in Aberdeen with a Masters in Business Administration. He is a Fellow of the Energy Institute in the U.K. and has formerly served on the boards of directors of Elcrest Exploration and Production Nigeria Ltd. and Westport Oil Limited.

About VAALCO

VAALCO, founded in 1985, is a Houston, USA based, independent energy company with production, development and exploration assets in the West African region.

The Company is an established operator within the region, holding a 63.6% participating interest in the Etame Marin block, located offshore Gabon, which to date has produced over 120 million barrels of crude oil and of which the Company is the operator.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com
Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange
Buchanan (U.K. Financial PR)	+44 (0) 207 466 5000
Ben Romney / Kelsey Traynor / James Husband	VAALCO@buchanan.uk.com

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements may include statements related to the impact of the COVID-19 pandemic, including the sharp decline in the global demand for and resulting global oversupply of crude oil and the resulting steep decline in oil prices, production quotas imposed by Gabon, disruptions in global supply chains, quarantines of our workforce or workforce reductions and other matters related to the pandemic, well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, the implementation of the Company’s business plans and strategy, prospect evaluations, prospective resources and reserve growth, VAALCO’s 2021-2022 drilling program, its activities in Equatorial Guinea, expected sources of and potential difficulties in obtaining future capital funding and future liquidity, its ability to restore production in non-producing wells, future operating losses, future changes in crude oil and natural gas prices, future strategic alternatives, future acquisitions, capital expenditures, future drilling plans, interpretation of seismic data and costs thereof, negotiations with governments and third parties, timing of the settlement of Gabon income taxes, and expectations regarding processing facilities, production, sales and financial projections. These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, crude oil and natural gas price volatility, the impact of production quotas imposed by Gabon in response to production cuts agreed to as a member of OPEC, inflation, general economic conditions, the outbreak of COVID-19, the Company’s success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes.

Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.